Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rafael Holdings, Inc.
Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-225155) of Rafael Holdings, Inc. of our report dated October 15, 2018 related to our audit of the combined and consolidated financial statements of Rafael Holdings, Inc. as of July 31, 2018 and for the year then ended, included in this Annual Report on Form 10-K for the year ended July 31, 2019.

/s/ ZWICK & BANYAI, PLLC

Southfield, Michigan

October 3, 2019